EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the proxy statement/prospectus constituting part of this Registration Statement on Form S-4 of Frontier Financial Corporation of our report dated March 12, 2007, with respect to the consolidated statements of financial condition of Washington Banking Company and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of income, shareholders’ equity, comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2006, with respect to management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006, which is included in the 2006 Annual Report on Form 10-K of Washington Banking Company, which is incorporated by reference in this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in the proxy statement/prospectus, which is part of this Registration Statement.

/s/ MOSS ADAMS LLP

Everett, Washington
December 10, 2007